Exhibit 10.4
SELECTIVE INSURANCE GROUP, INC.
2014 OMNIBUS STOCK PLAN

PERFORMANCE-BASED
RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Restricted Stock Agreement”) is made and entered into as of the date appearing on the signature page below by and between Selective Insurance Group, Inc., a New Jersey corporation (the “Company”), and [EMPLOYEE] (the “Recipient”).
WHEREAS, the Salary and Employee Benefits Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has approved the grant of Restricted Stock, as hereinafter defined, to the Recipient as set forth below, on [DATE] (the “Date of Grant”), pursuant to the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan (the “Plan”).
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
1.Definitions. Capitalized terms which are not defined herein shall have the meaning set forth in the Plan.

2.Grant of Restricted Stock. The Company hereby grants to the Recipient, on the Date of Grant, [NUMBER] restricted shares of the common stock of the Company, par value $2.00 per share (the “Restricted Stock”), subject to the restrictions, terms and conditions of this Restricted Stock Agreement.  The Company shall issue the shares of Restricted Stock in such form as may be determined by the Committee, including in book entry form, which shall contain notations specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in this Restricted Stock Agreement.

3.Lapse of Restrictions.

(a)    All shares of Restricted Stock shall be unvested unless and until they become vested shares in accordance with this Section 3. The shares of Restricted Stock shall become vested and nonforfeitable on the vesting date (“Vesting Date”) set forth in the table below, if (i) the Recipient is employed by the Company or an Affiliate on the Vesting Date or as set forth in Section 3(b) of this Restricted Stock Agreement; and (ii) the Committee has certified that the Performance Goals set forth below have been satisfied.

Vesting Date	Percentage Vested

Performance Goals

(b)    If (x) the Recipient’s employment with the Company and its Affiliates terminates prior to the Vesting Date for any reason other than the Recipient’s death or Total Disability or on or after attaining Early Retirement Age or Normal Retirement Age or in such other circumstances as the Committee

1 Note: Actual dates and vested percentages to be determined by the Committee.
2 Note: Performance Goals to be determined by the Committee.

may determine; or (y) on the Vesting Date the Performance Goals described above have not been met, then the percentage of the Restricted Stock that failed to become vested shall be forfeited by the Recipient and transferred to, and reacquired by, the Company as provided by Section 9(h) of the Plan.
Notwithstanding the foregoing, if the Recipient’s employment with the Company and its Affiliates terminates prior to the Vesting Date as a result of the Recipient’s death or Total Disability, or on or after attaining Early Retirement Age or Normal Retirement Age, or in such other circumstances as the Committee may determine, then the Recipient shall not forfeit the shares of Restricted Stock upon termination of employment, and the shares of Restricted Stock shall become vested and nonforfeitable, subject to and contingent upon satisfaction of the Performance Goals described above.
“Early Retirement Age” shall mean the date on which the Recipient attains age fifty-five (55) and completes ten (10) “1-Year Periods of Service,” as defined in the Selective Insurance Retirement Savings Plan. “Normal Retirement Age” shall mean the later of age sixty-five (65) or the date on which the Recipient completes five (5) 1-Year Periods of Service. “Total Disability” shall mean a total mental or physical inability to perform work during the course of the Recipient’s employment which entitles the Recipient to a disability benefit under the Company’s long-term disability plan or under the Social Security Act.
4.Restrictions on Transfer. Prior to vesting, the shares of Restricted Stock may not be transferred, sold, assigned, hypothecated, pledged or otherwise disposed of, and any purported transfer of a Recipient’s rights with respect to the Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, including by way of sale, assignment, transfer, pledge or otherwise, shall be null and void; provided, however that such shares of Restricted Stock may be transferred, assigned or otherwise disposed of by will or the laws of descent and distribution, or as may be permitted by the Committee to the extent provided under Section 22(c) of the Plan.

5.Rights as a Stockholder. Subject to the restrictions set forth in the Plan and in this Restricted Stock Agreement, the Recipient shall possess all incidents of ownership of the shares of Restricted Stock. The Company shall pay to the Recipient, in cash, any dividends paid on the Restricted Stock awarded to the Recipient. Such payment shall be made on the date that such dividend would be paid to the Company’s shareholders generally. The Recipient shall be entitled to vote the shares of Restricted Stock.

6.Securities Laws Requirements. Notwithstanding anything contrary to the Plan, the Company shall not be obligated to cause its transfer agent to enter in its records the transfer of shares of Company Stock to the Recipient pursuant to the Plan unless and until the Company is advised by its counsel that such book entry is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. Further, the Committee may require, as a condition of such book entry, that the Recipient of such shares make such agreements and representations, and that such book entry contain such notations, as the Committee, in its sole discretion, deems necessary or advisable. The transfer of any shares of Company Stock under the Plan shall be effective only at such time as counsel to the Company shall have determined that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock under the Plan in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. In the event the Committee decides to defer the effectiveness of a transfer, the Committee shall inform the Recipient in writing of such decision.

7.Protections Against Violations of Restricted Stock Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement or the Certificate of Incorporation or the By-Laws of the Company, shall be valid, and the Company will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

8.Taxes. The Company will withhold from the shares of Restricted Stock otherwise deliverable hereunder such minimum number of shares as it determines is necessary to satisfy all applicable withholding tax obligations in respect of such shares, unless the Recipient has made alternative arrangements satisfactory to the Company with respect to such tax withholding obligations.  The Recipient hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the shares of Restricted Stock, provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the transfer of the Restricted Stock. The Recipient will seek the advice of his or her own tax advisors as to the advisability of making a Section 83(b) election, the potential federal, state and other taxation consequences of making such an election, and the requirements for making such an election. The Company and its Affiliates and agents have not and are not providing any tax advice to the Recipient. The Recipient shall notify the Company of any election made pursuant to Section 83(b) of the Code within ten (10) days of filing notice of the election with the Internal Revenue Service.

THE RECIPIENT ACKNOWLEDGES THAT IT IS THE RECIPIENT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE RECIPIENT DESIRES TO MAKE THE ELECTION.
9.Legend. The Company’s Secretary shall, or shall instruct the Company’s transfer agent to, provide stop transfer instructions in the Company’s stock records to prevent any transfer of the Restricted Stock for any purpose until the stock is vested. Any certificate that the Secretary or the transfer agent deems necessary to issue to represent shares of Restricted Stock shall, until all restrictions lapse and new certificates are issued, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN SELECTIVE INSURANCE GROUP, INC. (THE “COMPANY”) AND THE HOLDER OF THE SECURITIES.  PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES.  COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY, 40 WANTAGE AVENUE, BRANCHVILLE, NJ 07890.
10.    Notices. Any notice required or permitted to be given to the Company under this Restricted Stock Agreement shall be addressed to Selective Insurance Group, Inc., Attention: Corporate Secretary, 40 Wantage Avenue, Branchville, New Jersey 07890; any notice required or permitted to be given to the Recipient hereunder shall be deemed given when delivered personally, when deposited with a United States Post Office, postage prepaid, addressed, as appropriate, either at the Recipient’s address as last known by the Company or such other address as the Recipient may designate in writing to the

10.Company, or by electronic delivery to the Recipient’s electronic address as last known by the Company or such other address as the Recipient may designate in writing to the Company.

11.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12.Amendments. Except as otherwise provided in Section 15, this Restricted Stock Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

13.Survival of Terms. This Restricted Stock Agreement shall apply to and bind the Recipient and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

14.Agreement Not a Contract for Services. Neither the grant of Restricted Stock, the execution of this Restricted Stock Agreement nor any other action taken pursuant to this Restricted Stock Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Recipient has a right to continue to provide services as an officer, director, employee or consultant of the Company or its Affiliates for any period of time or at any specific rate of compensation.

15.Severability. If a provision of this Restricted Stock Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms.  Further, if any provision is held to be over broad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

16.Governing Law. This Restricted Stock Agreement shall be governed by and construed according to the laws of the State of New Jersey without regard to its principles of conflict of laws.

17.Incorporation of Plan; Acknowledgment. The Restricted Stock is granted pursuant to the Plan, and the Restricted Stock and this Restricted Stock Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Restricted Stock Agreement by reference or are expressly cited.  Without limiting the foregoing, by accepting this Restricted Stock Award, the Recipient acknowledges and agrees that all cash and shares of Company Stock received or acquired by Recipient under this Restricted Stock Agreement, and all proceeds from the disposition thereof, shall be subject to the Company’s Clawback Policy, as in effect on the date of this Restricted Stock Agreement. By signing this Restricted Stock Agreement, the Recipient acknowledges receipt of copies of the Plan and the prospectus relating to the Plan.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Agreement on the day and year set forth below.
SELECTIVE INSURANCE GROUP, INC.

By:____________________________________
Name: ______________________________
Title: _______________________________

[EMPLOYEE]

________________________________________
Current Date